UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐ Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
AVNET, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT , IF OTHER THAN THE REGISTRANT)

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On October 5, 2005, Avnet, Inc. (the “Company”) filed its Proxy Statement in connection with its Annual Meeting of Shareholders to be held on November 10, 2005 (the “Annual Meeting”). The information on page 10 of the Company’s Proxy Statement with respect to Ray M. Robinson, a nominee for re-election to the Company’s Board of Directors, is hereby amended to include the following:
Mr. Robinson has also served as a director of Mirant Corporation (“Mirant”), which is currently involved in Chapter 11 bankruptcy proceedings. Although Mr. Robinson tendered his resignation as a member of the Mirant board of directors in July 2005, he has been notified that his resignation is not effective until Mirant’s plan of reorganization is confirmed by the bankruptcy court. The confirmation hearing is expected to be held in December 2005.